EXHIBIT 10.26

                         LICENSE AND MARKETING AGREEMENT

                                            EFFECTIVE DATE:    July 19, 2000
                                                           ---------------------
                                            AGREEMENT No.:
                                                          ----------------------



Parties:
Intel Corporation (with all subsidiaries referred to as "Intel")
2200 Mission College Blvd.
Santa Clara, CA 95052

eDiets.com, Inc. (referred to as "eDiets.com")
3467 Hillsboro Blvd., Suite 2
Deerfield Beach, Fl 33442

Intel, through its Vivonic division, manufactures and sells the VivonicTM Fitness Planner (a system of handheld hardware and PC-based software applications designed to improve adherence to diet and/or fitness plans) ("VFP") and related products. Intel maintains, through its Vivonic division, an Internet web site (known as the VivonicSM Web Site) for the purpose, among others, of assisting with the sale and promotion of the VFP. eDiets.com is a leading online provider of health and fitness information, and in connection therewith, maintains an Internet web site (known as the eDiets.com Web Site). The parties intend to license certain content to each other in accordance with the provisions of this Agreement. The parties also intend to implement hypertext links between their respective web sites and to engage in certain joint marketing activities, as set forth herein. The following exhibits are included in and made a part of this Agreement:

         Exhibit A - General Terms and Conditions
         Exhibit B - Specifications
         Exhibit C - Specified Format
         Exhibit D - VivonicTM Mark Usage Guidelines
         Exhibit E - eDiets.com Mark Usage Guidelines
         Exhibit F - VivonicTM Privacy Policy
         Exhibit G - eDiets.com Privacy Policy

AGREED

INTEL CORPORATION                         EDIETS.COM, INC.

/s/                                       /s/
- ---------------------------------         --------------------------------------
Signature                                 Signature

Evan Denhart                              Angela Dowgos
- ---------------------------------         --------------------------------------
Printed Name                              Printed Name

Business Development Manager              Director- Marketing Development
- ---------------------------------         --------------------------------------
Title                                     Title

July 19, 2000                             July 19, 2000
- ---------------------------------         --------------------------------------
Date                                      Date


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                                   EXHIBIT "A"
                          GENERAL TERMS AND CONDITIONS

1. Definitions:

         1.1 "Account Manager" means the individual assigned by each of the parties to serve as that party's primary liaison with the other party for purposes of administration of this Agreement.

         1.2 "Click Through" means the actual transport of an End User via a Link from the eDiets.com Website to the VivonicSM Website or from the VivonicSM Website to the eDiets.com Website, or, as applicable from the eDiets.com Website to the Website of the VivonicTM Fulfillment Service Provider.

         1.3 "Content" means any and all text, logos, artwork, graphics, pictures, sounds, video or other material, in any format whatsoever, supplied by a party from time to time during the term of this Agreement.

         1.4 "End User" means, with respect to Intel, the owner or licensee of VivonicTM Products, and means, with respect to eDiets.com, a registered user of the eDiets.com Website or services.

         1.5 "End User Data" means fitness, training and nutritional data relating to a eDiets.com End User who is also a VivonicTM End User.

         1.6 "eDiets.com Content" means the Content transferred electronically by eDiets.com to Intel's server pursuant to this Agreement, as more particularly described in the Specifications.

         1.7 "eDiets.com Licenses" means the licenses of eDiets.com Content and eDiets.com Marks granted by eDiets.com to Intel hereunder.

         1.8 "eDiets.com Mark Usage Guidelines" means the trademark usage guidelines attached as Exhibit E.

         1.9 "Fulfillment Service Provider" means a third party that handles credit card processing and fulfillment of orders for VivonicTM Products.

         1.10 "Link" means the display and placement of hyperlinked text in a certain region of a Web Page.

         1.11 "Link Content" means Content associated with the graphic display of a Link.

         1.12 "Marks" means the tradenames, service names and service marks of a party (including without limitation the party's name, domain name and logos) which are designated by such party for use in connection with this Agreement, as described in the Specifications.

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         1.13     "Nutrition Plans" means that portion of the eDiets.com Content consisting of nutrition plans and programs developed by eDiets.com and licensed to Intel for download to and use on VivonicTM Products, as described in the Specifications.

         1.14 "Opt-In User" means a registered user of the eDiets.com or VivonicSM Websites who has expressly granted permission to eDiets.com or Intel (as applicable), to send communications from such Website to such user.

         1.15 "Premium Services" means those sports, fitness and nutrition training services offered by eDiets.com with respect to which eDiets.com charges a fee to such End Users.

         1.16 "Specifications" means the description, and the criteria for the placement, size, format and location, of Content to be provided under this Agreement by each party to be posted on the other party's Website, as described in Exhibit B.

         1.17 "Specified Formats" means the pre-determined formats for the Content, as described in Exhibit C.

         1.18 "Updated Content" means any Content that supplements, updates or replaces any existing Content, or that constitutes information written, developed or maintained by the provider thereof that pertains to Content.

         1.19     "URL" means a uniform resource locator.

         1.20 "VivonicTM Content" means the description and graphics for the VivonicTM Products transferred electronically by Intel to eDiets.com's server pursuant to this Agreement.

         1.21 "VivonicTM Database" means the structure (but not the content) of the nutritional information database included in the software portion of the VivonicTM Products.

         1.22 "VivonicTM Licenses" means the licenses of VivonicTM Content and VivonicTM Marks granted by Intel to eDiets.com hereunder.

         1.23 "VivonicSM Nutrition Page" means the Web Page located at the VivonicSM Website which displays nutrition information and other similar content for download and use on VivonicTM Products.

         1.24 "VivonicTM Products" means the fitness and nutrition products, both in hardware and software, developed, manufactured, and/or distributed by or for Intel under the VivonicTM or other brand names.

         1.25 "VivonicTM Mark Usage Guidelines" means the trademark and service mark usage guidelines attached hereto as Exhibit D.

         1.26 "Web Page" means a certain document within a party's Website that is written in HTML or other industry standard language and that is identified by a unique file

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                  name and accessible to End Users via a URL address which
                  contains the same root URL address as the hosting party's Website.

         1.27     "Website" means a collection of hyperlinked Web Pages.

2. Term: The term of this Agreement shall commence on the Effective Date and shall continue for a period of two (2) years thereafter, unless earlier terminated pursuant to the provisions of this Agreement. This Agreement may be renewed for one or more additional one (1) year terms by a written agreement of the parties.

3. Website; Provision of Content:

         3.1 Websites; Links. Each party (or its contractors or subcontractors) will develop, maintain and host its own Website, and shall pay all costs associated therewith. Each party's Website will display Links to the other party's Website and Link Content associated therewith. The eDiets.com Website will also display Links to the VivonicTM Fulfillment Service Provider, and Link Content supplied by Intel relating to the availability of VivonicTM Products through the VivonicTM Fulfillment Service Provider. The parties shall cooperate in good faith to (a) identify appropriate areas within each party's Website to place Links providing Click Throughs to the other party's Website, (b) identify appropriate areas within the eDiets.com Website to place Links providing Click Throughs to the Vivonic TM Fulfillment Service Provider, (c) identify the most appropriate Web Pages within those Websites with which to link, (d) agree upon the editorial content and placement of any recommendations made on their respective Websites of the others' products and services, and (e) agree upon Updated Content from time to time.

         3.2 Specifications. The Specifications (attached as Exhibit B) set forth the agreements the parties have made to date regarding the Content to be provided under this Agreement and the placement, size and location for such Content. Further agreements made by the parties pursuant to Section 3.1 above and Section 4 below regarding the provision, placement, size and location of Content provided hereunder shall be reduced to writing, signed by each party's Account Manager or other authorized representative and appended to the Specifications and shall form a part thereof.

         3.3 Technical Support; Use of End User Data. Intel and eDiets.com each acknowledge that End User Data may be stored, at the option of the End User, either in the journal contained in the VivonicTM PC software, on the VivonicSM Website or on the eDiets.com Website, and that fitness and nutrition plans may be downloaded directly from the eDiets.com Website or indirectly through the VivonicSM Website to VivonicTM Products. Intel will render such technical assistance and support as eDiets.com may reasonably request to facilitate uploads and downloads of End User Data, and the technical compatibility of Nutrition Plans and other applications with requirements of the VivonicTM Products.

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4. Promotion and Marketing:

         4.1 By eDiets.com. During the term of this Agreement, eDiets.com will promote the VivonicTM Products as follows:

                  (a) eDiets.com will make VivonicTM Products available to its End Users bundled with its nutrition and fitness training programs, at prices and on terms to be negotiated in good faith by the parties.

                  (b) eDiets.com will make reasonable efforts to promote the VFP and other VivonicTM Products at all live sporting events sponsored by eDiets.com. Intel will make reasonable efforts to support live demonstrations of VivonicTM Products at these events. Without limiting the foregoing, the Account Managers will meet quarterly to discuss promotional opportunities and methods at sporting events.

                  (c) eDiets.com will send an e-mail message to its Opt-In Users each quarter promoting the sale and use of VivonicTM Products. eDiets.com will submit the proposed text of each e-mail message to Intel for approval at least fifteen (15) days prior to the scheduled distribution date, and eDiets.com will not distribute any such message to its Opt-In Users until such message has been approved in writing (or via e-mail) by Intel.

                  (d) Links for the Link Content provided by Intel will be posted in prominent positions at the eDiets.com Website, on the "Training Programs" Webpage and the "Nutrition Programs" Webpage (or if such Webpages are discontinued, their functional equivalents), and at such other locations on the eDiets.com Website as the parties may mutually agree, as negotiated in good faith by the parties. The size of each such Link will be at least one inch square (on a standard size screen), and a viewer will not be required to scroll down the page to view such Link.

                  (e) Links for the Link Content provided by Intel will be posted on each Webpage on the eDiets.com Website where logos and links to other content of other providers of handheld fitness devices or portable fitness software are posted. The VivonicTM Mark and Link for its associated Link Content will be of equal or larger size, and will be posted in at least as prominent a position on each such Webpage.

                  (f) Links to the VivonicTM Fulfillment Service Provider will be posted at the eDiets.com Website, as negotiated in good faith by the parties.

         4.2 By Intel. During the term of this Agreement, Intel will promote eDiets.com as follows:

                  (a) Links for the Link Content provided by eDiets.com will be posted in a prominent position on the VivonicSM Nutrition Page, in accordance with

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                           the Specifications, and on such other Webpages on the
                           VivonicSM Website as the parties may negotiate in good faith.

                  (b) Links for the Link Content provided by eDiets.com will be prominently featured as one of the first Links presented to certain End Users of the VivonicTM Products when they begin using the PC software included in the VivonicTM Products and the first Webpage displayed to such End Users when they return to the VivonicSM Website, on substantially the same basis as links to other providers of nutrition-related content are presented, as negotiated in good faith by the parties. eDiets.com Content will also be posted from time to time in new product and feature announcements presented on the VivonicSM Nutrition Page, as negotiated in good faith by the parties.

                  (c) The eDiets.com Mark will be posted on the first Webpage displayed to End Users of VivonicTM Products and all Webpages that promote web-based support of VivonicTM Products.

                  (d) Links for the Link Content provided by eDiets.com will be posted on each Webpage on the VivonicSM Website where logos and links and other content of other Websites providing nutrition/diet content are posted. The eDiets.com Mark and associated Link for its Link Content will be of equal or larger size, and will be posted in at least as prominent a position on each such Webpage.

5. Revenue Sharing and Fees:

         5.1 By Intel. Intel will pay a commission to eDiets.com in an amount equal to ten percent (10%) of the net sales price charged to eDiets.com End Users (or, in the case of sales to End Users that are processed through authorized distributors of VivonicTM Products and including sales to End Users that are processed through the VivonicTM Fulfillment Service Provider, the net sales price charged by Intel to such distributors or Fulfillment Service Provider) and actually received by Intel (net of sales, use and similar taxes, shipping and handling charges, and discounts or adjustments for defective products) from the sale of Vivonic(TM)Products to eDiets.com End Users resulting from Click Throughs.

         5.2      By eDiets.com.

                  (a) eDiets.com will pay a commission to Intel in an amount equal to twenty percent (20%) of the sales price or service charge charged and actually received by eDiets.com per month from the provision of Premium Services to eDiets.com End Users in connection with which the End User actively transfers data from the VivonicSM Website to the eDiets.com Website. In the case of an End User that enters into a contract for the provision of Premium Services with a term of longer than one month, Intel will receive a prorated portion of the net sales price charged over the term

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                           of the contract for each month during which the End
                           User transfers data from the VivonicSM Website to the eDiets.com Website in connection with the use of the Premium Services.

                  (b) eDiets.com will pay a fee to Intel in an amount equal to $4.00 for each new eDiets.com End User who subscribes to Premium Services and whose initial access to the eDiets.com Website results from a Click Through.

                  (c) eDiets.com will pay fees to Intel based on the number of End User Data transfers from the VivonicSM Website to the eDiets.com Website initiated or requested by eDiets.com End Users who do not subscribe to Premium Services. The fees will be calculated based on the number of data transfers per month, as follows:

               Number of transfers per month           Fee per transfer
               -----------------------------           ----------------
                  First 25,000 transfers                    $0.12
                  Second 25,000 transfers                   $0.06
                 All additional transfers                   $0.03

         5.3 Advertising. Intel retains all rights to the VivonicTM Product and VivonicSM Website space/screen during the transfer of data or Content by End Users between VivonicTM Products and the VivonicSM Website and among VivonicTM Products. Intel may, in its sole discretion and on terms and conditions acceptable to it in its sole discretion, permit eDiets.com to sell advertising for placement on the space/screen during such data transfer. eDiets.com will pay a commission to Intel in an amount equal to fifty percent (50%) of the revenues actually received by eDiets.com from the sale of such advertising.

         5.4 Tracking. Within days after the date of this Agreement, the parties will develop a mutually acceptable written protocol for tracking, maintaining, monitoring and reporting the data and information required to calculate the commissions and fees required to be paid hereunder. It is anticipated that Intel will be responsible for tracking and maintaining data regarding (a) End User purchases of VivonicTM Products, (b) eDiets.com End Users whose initial access to the eDiets.com Website results from a Click Through from the VivonicSM Website, and (c) data transfers between the VivonicSM Website and the eDiets.com Website initiated by eDiets.com End Users. It is anticipated that eDiets.com will be responsible for tracking the number of End Users of Premium Services uploading data to the eDiets.com Website per month and per quarter. If changes in the operation or organization of either party's Website necessitate a change in such protocol, the Account Managers for the parties will work together to develop mutually acceptable changes.

         5.5 Payment; Audit. On the twentieth (20th) day of each calendar quarter, each party shall provide the other party with a report for the previous calendar quarter showing in reasonable detail the data and information required to calculate commissions and fees required to be paid hereunder and the method of calculation

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                  thereof. Within forty-five (45) days thereafter, each party shall pay the other all commissions and fees payable by such party with respect to such previous quarter. Either party may, upon sixty (60) days prior written notice to the other party, audit the other party's records related to the sale of the auditing party's products, services and advertising, provided that neither party may conduct an audit more often than once annually. Any audit shall be conducted by an independent certified public accountant who has entered into the standard confidentiality agreement of the party being audited at the expense of the auditing party during the other party's normal business hours in such a manner as not to interfere with the other party's normal business activities. The accountant shall disclose only whether there has been an underpayment, and if so, the amount of the underpayment.

6. License Grants:

         6.1      License of eDiets.com Content and Marks.

                  (a) eDiets.com grants to Intel a non-exclusive, world-wide, irrevocable (except upon termination of this Agreement in accordance with its terms), fully paid, royalty-free license (with right to sublicense to End Users of VivonicTM Products) under all copyrights now or later owned or controlled by eDiets.com to reproduce, have reproduced, publicly perform, publicly display and distribute the eDiets.com Content to third parties through any means.

                  (b) eDiets.com grants to Intel a non-exclusive, world-wide, irrevocable (except upon termination of this Agreement in accordance with its terms), fully paid, royalty-free license (with the right to sublicense to End Users of VivonicTM Products) under all intellectual property rights now or later owned or controlled by eDiets.com and necessarily practiced in the eDiets.com Content, to use, distribute and import the eDiets.com Content, as necessary for the exercise of the rights granted to it in the copyright licenses under this Agreement.

                  (c) eDiets.com grants to Intel a non-exclusive, world-wide, royalty-free, fully paid license to use and display the eDiets.com Marks for the purposes described in, and subject to the limitations contained in (including without limitation the eDiets.com Marks Usage Guidelines), this Agreement.

         6.2      License of VivonicTM Content and Marks.

                  (a) Intel grants to eDiets.com a non-exclusive, world-wide, irrevocable (except upon termination of this Agreement in accordance with its terms), royalty-free license (with the right to sublicense to eDiets.com End Users) under all copyrights for the Vivonic TM Content now or later owned or controlled by Intel to reproduce, have reproduced, perform, display on its

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                           Website and distribute the VivonicTM Content to third
                           parties through the eDiets.com Website.

                  (b) Intel grants to eDiets.com a non-exclusive, world-wide, irrevocable (except upon termination of this Agreement in accordance with its terms), fully paid, royalty-free license under all intellectual property rights now or later owned or controlled by Intel and necessarily practiced in the VivonicTM Content, to use, distribute and import the VivonicTM Content, as necessary for the exercise of the rights granted to it in the copyright licenses under this Agreement.

                  (c) Intel grants to eDiets.com a non-exclusive, world-wide, royalty-free, fully paid license to use and display the VivonicTM Marks for the purposes described and subject to the limitations contained in (including without limitation the VivonicTM Marks Usage Guidelines), this Agreement.

         6.3 License of VivonicTM Database. In exchange for eDiets.com's agreement to maintain compatibility in the manner of accessing nutritional information in the eDiets.com database and nutritional information in the VivonicTM Database, Intel grants to eDiets.com a non-exclusive, world-wide, non-transferable, irrevocable (except as set forth in the following sentence), royalty-free license to reproduce, have reproduced, publicly perform and publicly display the VivonicTM Database in connection with the development of the eDiets.com Content and the provision of the eDiets.com Content, the VivonicTM Content and the VivonicTM Database to its End Users and End Users of the VivonicTM Products.. The license granted by this Section shall expire upon the earlier of (a) the date eDiets.com ceases to maintain the compatibility of the structural hierarchy used for accessing nutritional information on the eDiets.com database with the most recently released structural hierarchy provided by Intel that is used to access nutritional information in the VivonicTM Database, or (b) the date that Intel (or its permitted assign) has ceased to sell or license VivonicTM Products and operate the VivonicSM Website.

         6.4      Ownership.

                  (a) Subject to the eDiets.com Licenses granted to Intel pursuant to this Agreement, all right, title and interest in and to the eDiets.com Content and the eDiets.com Marks shall remain eDiets.com's or eDiets.com's supplier's sole and exclusive property.

                  (b) Subject to the Vivonic Licenses granted to eDiets.com pursuant to this Agreement, all right, title and interest in and to the VivonicTM Content, the VivonicTM Marks and the VivonicTM Database shall remain Intel's or Intel's supplier's sole and exclusive property.

                  (c) As between Intel and eDiets.com, all data created by VivonicTM and eDiets.com End-Users and transmitted to Intel or eDiets.com via the VivonicSM Website or the eDiets.com Website shall be jointly owned and

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                           controlled, and each party shall have the
                           unrestricted right to obtain access to such data from the other party's Website and retain copies of all such data, subject to the rights of the End Users and for use in accordance with the parties' respective privacy policies attached hereto as Exhibits F and G.

7. Delivery of Content:

         7.1 Delivery of eDiets.com Content. eDiets.com will make its initial delivery of eDiets.com Content to Intel electronically, in the Specified Format, to the Vivonic server within seven (7) days after execution of this Agreement. Any eDiets.com Content to be developed after the execution of this Agreement shall be delivered in accordance with the schedule contained in Exhibit B. The eDiets.com Content associated with the Fitness Programs will be subject to acceptance by Intel, and Intel will inform eDiets.com within seven (7) days after receipt of as to whether it accepts or rejects such eDiets.com Content. If Intel does not respond within the prescribed period specified herein, then acceptance will be deemed to have occurred at the end of such period. If Intel rejects the eDiets.com Content, then eDiets.com will deliver a corrected version to Intel within fourteen (14) days, unless otherwise agreed by the parties. Any Updated Content provided by eDiets.com shall be delivered as agreed by the parties.

         7.2 Delivery of Vivonic Content. Intel will make its initial delivery of VivonicTM Content to eDiets.com electronically, in the Specified Format, to the eDiets.com server within seven
                  (7) days after execution of this Agreement. Any Updated Content provided by Intel shall be delivered as agreed by the parties.

8. Use of Websites, Content and Marks:

         8.1 Control of Websites. Each party retains sole right and control over the programming, content and conduct of its Website. Each party acknowledges that the other party may periodically make changes to the organization, content, design and features of its Website. Nothing in this Agreement shall prohibit such changes, provided however, that neither party shall make any change that would be likely to have a material and adverse impact on the promotion of the other party's products and services, Click Throughs from the other party's Website or the transfer of End User Data from one site to the other without giving the other party advance written notice and negotiating in good faith with the other party, if necessary, toward the implementation of a satisfactory substitute. The parties agree to cooperate in good faith to implement changes in Links that may be required as a result of changes to a Website.

         8.2 Design and Operation of Websites. Each Website shall be designed and maintained during the term of this Agreement such that End Users can load and view them through browsers without significant formatting or technical error and without experiencing significant delay. Each party will use reasonable efforts to ensure that all URLs to which Links are provided are functional and accessible at

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                  all times. In the event of an error, delay, defect, breakdown or failure of a party's Website, its obligation shall be limited to use of reasonable diligence under the circumstances to restore its Website to operation.

         8.3 Standards. Each party retains the right, in its sole discretion, to immediately cease linking to or providing Content to the other party's Website if such party has reasonable grounds to believe that the other party's Website or Content infringes on the proprietary rights of any third party, violates any applicable law or regulation, or is defamatory, obscene or offensive.

         8.4 Marks. eDiets.com will comply with the Vivonic Mark Usage Guidelines. Intel will comply with the eDiets.com Mark Usage Guidelines.

         8.5 Privacy Policies. Each party shall comply with its privacy policies (as they may be amended from time to time) with respect to the use of information and data uploaded to its Website by End Users of VivonicTM Products; provided, however, that nothing contained in either party's privacy policy shall interfere with the right of the other party to use data of an End User if such End User expressly consents to the use of such data. Intel's current privacy policy is attached hereto as Exhibit G. eDiets.com's current privacy policy is attached hereto as Exhibit H. Intel and eDiets.com agree that they will not modify their respective privacy policies in any manner that would (a) curtail or prevent the other party's access to End User Data, (b) permit the marketing of individually identifiable data, or (c) allow third parties to send unsolicited mailings to an End User, unless such change is required to comply with any applicable law or regulation, and then only upon thirty (30) days prior written notice to the other party. If a party reasonably objects to any proposed change in the other party's privacy policy for any reason set forth in the previous sentence, then the Account Managers for the parties shall meet and work out mutually acceptable language.

         8.6 Account Managers. Each party shall appoint an Account Manager whose responsibilities shall include monitoring the performance of obligations under this Agreement. The parties' Account Managers shall have regular communications to review each others' respective performance under this Agreement.

9. Indemnification:

         9.1 Infringement Indemnity. eDiets.com will defend or settle any suit or proceeding brought against Intel based upon a claim that any Content provided by eDiets.com, alone and not in combination with any other product, constitutes a direct infringement of any United States copyright or trade secret, and pay all damages and costs finally awarded against Intel, provided that Intel (i) promptly notifies eDiets.com in writing of such claim or action, (ii) provides eDiets.com with sole control over the defense or settlement of such suit or proceeding, and (iii) provides eDiets.com with reasonable information and assistance in the defense and/or settlement any such claim or action. eDiets.com will not be responsible for any costs, expenses or compromise incurred or made by Intel.

Page 11 - LICENSE AND MARKETING AGREEMENT

         9.2 Disclaimer. THE FOREGOING STATES THE ENTIRE LIABILITY AND OBLIGATIONS OF EDIETS.COM AND THE EXCLUSIVE REMEDY OF INTEL, WITH RESPECT TO ANY ALLEGED OR ACTUAL INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADE SECRETS, TRADEMARKS, OR OTHER INTELLECTUAL PROPERTY RIGHTS.

         9.3 Privacy Indemnity. eDiets.com will defend or settle any suit or proceeding brought against Intel based on a claim that eDiets.com's use of End User Data violated eDiets.com's privacy policy, and pay all damages and costs finally awarded against Intel, provided that Intel (i) promptly notifies eDiets.com in writing of such claim or action, (ii) provides eDiets.com with sole control over the defense or settlement of such suit or proceeding, and (iii) provides eDiets.com with reasonable information and assistance in the defense and/or settlement any such claim or action. eDiets.com will not be responsible for any costs, expenses or compromise incurred or made by Intel.

10. Termination:

         10.1 Termination Upon Default. Either party shall have the right to terminate this Agreement should the other party materially default in the performance of any of its obligations if, within thirty (30) days after written notice, the defaulting party has failed to cure the default.

         10.2 Return of Materials. Upon termination or expiration of this Agreement, (i) each party shall promptly return all confidential and proprietary information and other information, documents, manuals, equipment and other materials belonging to the other party, (ii) each party shall immediately cease using all Content and Marks of the other party in any form, and (iii) each party shall terminate all Links established pursuant to this Agreement. Notwithstanding the foregoing, the following shall not be affected by the termination of this Agreement for any reason: (x) sublicenses of eDiets.com Content (including Fitness Programs) granted by Intel to its End Users, and (y) sublicenses of VivonicTM Content granted by eDiets.com to its End Users.

         10.3 Survival. The following provisions shall survive any expiration or termination of this Agreement: Section 1. Definitions; Section 10. Indemnification; Section 12. Confidentiality and Non-disclosure; Section 13. Limitation of Liability and Disclaimer; and Section 14. General Provisions.

11. Confidentiality and Non-Disclosure:

         11.1 General. Confidential information disclosed under this Agreement, including the existence and content of this Agreement, shall be considered "Confidential Information." Use and disclosure of such Confidential Information shall be governed by the terms of the Intel Corporate Non-Disclosure Agreement, No. 9326216 executed by the parties on January 13, 2000, and incorporated into this Agreement by reference.

Page 12 - LICENSE AND MARKETING AGREEMENT

         11.2 Confidentiality of Terms. The parties shall keep the terms of this Agreement confidential and shall not now or hereafter divulge these terms to any third party except: (a) with the prior written consent of the other party; (b) as otherwise may be required by law or legal process, including to legal and financial advisors in their capacity of advising a party in such matters; (c) during the course of litigation, so long as the disclosure of such terms and conditions are restricted in the same manner as is the confidential information of other litigating parties; or (d) in confidence to its legal counsel, accountants, banks and financing sources and their advisors solely in connection with complying with financial transactions; provided that, in (b) through (d) above, (i) the disclosing party shall use all legitimate and legal means available to minimize the disclosure to third parties, including without limitation seeking a confidential treatment request or protective order whenever appropriate or available; and (ii) the disclosing party shall provide the other party with at least ten (10) days prior written notice of such disclosure.

12. Limitation of Liability and Disclaimer:

         12.1 Liability; Limitation. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES) ARISING FROM THIS AGREEMENT, INCLUDING WITHOUT LIMITATION LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. IN NO EVENT WILL INTEL'S TOTAL LIABILITY FOR ANY CLAIMS OR CAUSES ARISING OUT OF THIS AGREEMENT EXCEED $100,000.

         12.2 No Additional Warranties. NEITHER PARTY MAKES, AND EACH PARTY SPECIFICALLY DISCLAIMS, ANY WARRANTIES, EXPRESS OR IMPLIED, REGARDING ANY MATTER SUBJECT TO THIS AGREEMENT, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND WARRANTIES REGARDING NON-INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS.

13. General Provisions:

         13.1 Relationship of Parties. The parties hereto are independent contractors. Neither party has any express or implied right or authority to assume or create any obligations on behalf of the other or to bind the other to any contract, agreement or undertaking with any third party. Nothing in this Agreement shall be construed to create a partnership, joint venture, employment or agency relationship between the parties.

         13.2 Independent Development. This Agreement does not preclude either party from evaluating, acquiring from third parties not a party to this Agreement,

Page 13 - LICENSE AND MARKETING AGREEMENT
                  independently developing or marketing similar information, technologies or products, or making and entering into similar arrangements with other companies. Neither party is obligated by this Agreement to make such information, products or technologies available to the other. This Agreement does not preclude either party from entering into similar agreements and arrangements with other parties.

         13.3 Entire Agreement. The terms and conditions of this Agreement, including its exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof, and merges and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions. Neither of the parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. No oral explanation or oral information by either party hereto shall alter the meaning or interpretation of this Agreement. No amendments or modifications shall be effective unless in a writing signed by authorized representatives of both parties. These terms and conditions will prevail notwithstanding any different, conflicting or additional terms and conditions which may appear on any purchase order, acknowledgment or other writing not expressly incorporated into this Agreement. This Agreement may be executed in two (2) or more counterparts, all of which, taken together, shall be regarded as one and the same instrument.

         13.4 Notices. All notices required or permitted to be given hereunder shall be in writing, shall make reference to this Agreement, and shall be delivered by hand, or dispatched by prepaid air courier or by registered or certified airmail, postage prepaid, addressed as follows:

         If to eDiets.com:                       If to Intel:

         Christine Brown                         Intel Corporation
         3467 Hillsboro Blvd., #2                2200 Mission College Blvd.
         Deerfield Beach, Fl 33442               Santa Clara, CA 95052
         Attention: General Counsel              Attention: General Counsel

                                                 With a copy to:

                                                 Post Contract Management
                                                 2111 N.E. 25th Avenue, JF3-149
                                                 Hillsboro, Oregon 97124

                  Such notices shall be deemed served when received by addressee or, if delivery is not accomplished by reason of some fault of the addressee, when tendered for delivery. Either party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such party at such changed address.

Page 14 - LICENSE AND MARKETING AGREEMENT

         13.5 Assignment. Neither party may assign or otherwise transfer its rights or obligations under this Agreement without prior written consent of the other party; provided that Intel may assign this Agreement to any new entity it creates to carry on the business that is currently conducted by its Vivonic unit without eDiets.com's consent, and any such assignment shall act as a novation of any obligations of Intel under this Agreement.

         13.6 Waiver. Failure by either party to enforce any term of this Agreement shall not be deemed a waiver of future enforcement of that or any other term in this Agreement or any other agreement that may be in place between the parties.

         13.7 No Rule of Strict Construction. Regardless of which of the parties may have drafted this Agreement, no rule of strict construction shall be applied against either party. If any provision of this Agreement is determined by a court to be unenforceable, the provision will be deemed to be modified to the extent necessary to allow it to be enforced to the extent permitted by law, or if it cannot be modified, the provision will be severed and deleted from this Agreement, and the remainder of the Agreement will continue in effect.

         13.8 Governing Law; Jurisdiction. Any claim arising under or relating to this Agreement shall be governed by the internal substantive laws of the State of Delaware or federal courts located in Delaware, without regard to principles of conflict of laws. Each party hereby agrees to jurisdiction and venue in the courts of the State of California for all disputes and litigation arising under or relating to this Agreement.

         13.9 Force Majeure. Neither party shall be responsible for its failure to perform due to causes beyond its reasonable control such as acts of God, fire, theft, war, riot, embargoes, or acts of civil or military authorities.

Page 15 - LICENSE AND MARKETING AGREEMENT

                                    EXHIBIT B
                                 SPECIFICATIONS

Description of Content

A. eDiets.com Content.

         1. eDiets.com will deliver six (6) branded nutrition and/or fitness articles per week during the term of this Agreement to Intel, which articles may be posted on the VivonicSM Website with a eDiets.com Mark provided by eDiets.com. Such articles will be delivered each 1st Monday of each month.

         2. eDiets.com will deliver ten (10) nutrition programs, formatted for use with VivonicTM Products, to Intel, on or before Sept. 1, 2000, which programs may be listed and posted on the VivonicSM Website and downloaded by VivonicTM End Users.

         3. eDiets.com will deliver to Intel, as an initial delivery under this Agreement, the Link and associated Link Content, as pictured below.

This Link will be posted on the VivonicSM Nutrition Page. Its size will be at least one inch square (on a standard size screen) and it will be visible on the VivonicSM Nutrition Page without scrolling.

B. VivonicTM Content.

         1. Intel will deliver to eDiets.com, as an initial delivery under this Agreement, the VivonicTM Mark, as pictured below.

                                [GRAPHIC OMITTED]

The VivonicTM Mark (and Link for any associated Link Content hereafter delivered by Intel to eDiets.com for posting with the VivonicTM Mark) will be posted on each Webpage on the eDiets.com Website where logos and other content of other providers of handheld fitness devices and portable fitness software are posted. The Vivonic Mark and associated Link will be of equal or larger size, and will posted in at least as prominent a position on each such Webpage.

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

                                    EXHIBIT C
                                SPECIFIED FORMAT

Format for eDiets.com Nutrition Plans


Format for eDiets.com Nutrition articles


Format for eDiets.com Marks


Format for VivonicTM Marks

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

                                    EXHIBIT D

                            Usage Guidelines for the
               VivonicTM Trademark and the VivonicSM Service Mark

This mark is used both as a service mark (SM) and a trademark (TM).

1. As with all other marks, the VivonicTM mark should always be used as an adjective accompanied by an appropriate noun. This means that the Vivonic mark must be followed by an appropriate descriptor (e.g., VivonicTM Fitness Planner).

         - When using the Vivonic mark to refer to a product use the following nouns: fitness plan, Fitness Planner, software, tools, mark, name and trademark.
         - When using the Vivonic mark to refer to a service use the following nouns: site, web site, mark, name, service or service mark,.
         -

2. Generally, the noun following the trademark should be in lower case unless part of a heading (e.g., VivonicTM software) or the product name (e.g., VivonicTM Fitness Planner).

3. Always use the appropriate trademark symbol with the Vivonic mark. Where Vivonic refers to a product, use"TM". Where Vivonic refers to a service, use "SM". (e.g., VivonicTM tools or Vivonic SM web site).

4. Never hyphenate or abbreviate the VivonicTM mark (e.g., Vivonic-Fitness Planner, VFP).

5. Never incorporate the Vivonic mark into another company's name, product, model or brand.

6. Third parties should use an appropriate acknowledgement line such as, "Vivonic is a trademark and service mark of Intel Corporation."

                                 EXAMPLES OF USE
- --------------------------------------------------------------------------------
            INCORRECT                                    CORRECT
- --------------------------------------------------------------------------------
Vivonic planner                        VivonicTM Fitness Planner
- --------------------------------------------------------------------------------
VivonicTM  web site                    VivonicSM web site
- --------------------------------------------------------------------------------

                                    EXHIBIT E

                      EDIETS.COM TRADEMARK USAGE GUIDELINES

                                    EXHIBIT F

                              INTEL PRIVACY POLICY

Vivonic's Online Privacy Policy

Your right to privacy is very important. We recognize that when you choose to provide us with information about yourself, you trust us to act in a responsible manner. We believe this information should only be used to help us provide you with better service. That's why we have put a policy in place to protect your personal information. Below is a summary of our policy:

What personal information do we collect?

As a VivonicTM Web site visitor, generally when you visit our site and access information, you will remain anonymous. Before we ask you for information, we will explain how this information will be used. We will not provide any of your personal information to other companies or individuals without your permission. There are occasions when we will ask you for additional information. We do this to be able to better understand your needs and provide you with services that we believe may be valuable to you. Some examples of information our website collects are name, address, email address and phone number. We give you the opportunity to elect not to receive materials from us. If you sign up for a Vivonic electronic newsletter or email list, each message will include instructions on how to "unsubscribe" from the list.

If you are an owner of a VivonicTM Fitness Planner, you may upload and download your personal fitness, training and nutrition data to the VivonicTM Web site for assessment and updating. If you are also a registered user or member of one of our fitness partners, we may ask you for permission to share your personal fitness, training and nutrition data with our fitness partner, and our fitness partner may ask you to share your personal, training and nutrition data with us. This information will not be shared without your permission. This privacy policy only governs our use of information about you. Before you give us permission to share your personal data with any of our fitness partners, you should visit their site and review their privacy policy.

Protecting your privacy

We will take appropriate steps to protect your privacy. Whenever you provide sensitive information (for example, a credit card number to make a purchase), we will take reasonable steps to protect it, such as encrypting your card number. We will also take reasonable security measures to protect your personal information in storage, and only permit access to that information by persons needing access to perform their jobs.

Except for personal fitness training and nutrition information that you ask us to share with specific fitness partners, we will not provide any of your personal information to other companies or individuals without your permission. However, we may need to provide your name and delivery address to third parties that we use for the purpose of delivering a specific service to you (e.g. customer support, or a shipping company, if you have asked us to ship something to you).

Our website may provide links to third party sites. Since we do not control these websites, we encourage you to review the privacy policies of these third party sites.

Finally, while your individual information is protected as outlined above, we do reserve the right to use aggregated anonymous data from our users as a group. Specifically, we may share this aggregate information with our advertisers and business partners.

Children's privacy

The Vivonic Web site does not knowingly collect personally identifiable information from children under age 13. If we discover that a child under the age of 13 has provided us with any personally identifiable information, we will delete that information from our systems.

Vivonic encourages parents to go online with their children. Parents should understand the sites their kids are visiting and which sites are appropriate. There are parental control tools available such as browsers and filtering software that prevent children from accessing inappropriate sites. Children should never give out personal information on the Internet, such as name, address, phone number, or name of school, unless supervised by a parent or responsible adult. Look for a privacy policy on a web site and find out how information collected from children is treated. Parents should teach their children to look for sites that display a privacy policy.

Use of cookies

Vivonic uses cookies for various reasons. Cookies enable us to provide you with a better experience by allowing us to understand what areas of the website are of interest to our visitors. These cookies do not track individual information. Vivonic also uses cookies when you register for one of our web programs, or buy our products. In this situation, a cookie will store useful information that enables our website to remember you when you return to visit us. Cookies from the Vivonic website can only be read by Vivonic web sites. If you choose to disable cookies in your browser, you can still access most of our website.

Data storage in the US

Portions of our website collect information. That information will be stored and processed in databases in the United States.

How can you update the personal information you have provided to us?

You can help Vivonic maintain the accuracy of your information by notifying us of any changes to your address, phone number, address or email address. In some programs, you may do this online or through following the instructions on the profile pages. If at any time you wish to stop receiving an electronic newsletter from Vivonic, you can unsubscribe as explained in the newsletter, or contact us via feedback@vivonic.com

Questions

Vivonic welcomes comments and questions on this privacy policy. We are dedicated to protecting your personal information and will make every reasonable effort to keep that information secure. Due to the rapidly evolving technologies on the Internet, we may occasionally update this policy. All revisions will be posted to this site. Questions regarding this statement should be directed to feedback@vivonic.com

                                    EXHIBIT G

                            eDiets.com PRIVACY POLICY